Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-211864) and Form S-8 (Nos. 333-229778, 333-223159, 333-216206, 333-209816, 333-202857 and 333-200145) of Nevro Corp. of our report dated February 25, 2020 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 25, 2020